EXHIBIT 11
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                        IVAX CORPORATION AND SUBSIDIARIES
                        COMPUTATION OF EARNINGS PER SHARE
                      (In thousands, except per share data)

                                                                    THREE MONTHS              NINE MONTHS
PERIOD ENDED SEPTEMBER 30,                                       1995         1994         1995         1994
                                                              ---------    ---------    ---------    ---------

PRIMARY EARNINGS PER COMMON SHARE:

    Income before extraordinary items                         $  27,582    $  26,313    $  79,010    $  77,916
    Extraordinary items                                               -           92           34       (1,260)
                                                              ---------    ---------    ---------    ---------
    Net income for primary computation                        $  27,582    $  26,405    $  79,044    $  76,656
                                                              =========    =========    =========    =========
    Average number of common and dilutive common
        equivalent shares-primary                               119,312      116,432      118,842      116,273
                                                              =========    =========    =========    =========

    Earnings before extraordinary items                       $     .23    $     .23    $     .67    $     .67
                                                              =========    =========    =========    =========

    Net earnings                                              $     .23    $     .23    $     .67    $     .66
                                                              =========    =========    =========    =========

FULLY DILUTED EARNINGS PER COMMON SHARE:

    Income before extraordinary items                         $  27,582    $  26,313    $  79,010    $  77,916
    Adjustment for interest expense on 9.00% Convertible
        Subordinated Debentures, net of tax                          16           17           57           58
                                                              ---------    ---------    ---------    ---------

    Adjusted income before extraordinary items for fully
        diluted computation                                      27,598       26,330       79,067       77,974
    Extraordinary items                                               -           92           34       (1,260)
                                                              ---------    ---------    ---------    ---------
    Net income for fully diluted computation                  $  27,598    $  26,422    $  79,101    $  76,714
                                                              =========    =========    =========    =========
    Average number of common and dilutive common
        equivalent shares-fully diluted                         120,692      116,777      120,578      116,554
                                                              =========    =========    =========    =========

    Earnings before extraordinary items                       $     .23    $     .23    $     .66    $     .67
                                                              =========    =========    =========    =========

    Net earnings                                              $     .23    $     .23    $     .66    $     .66
                                                              =========    =========    =========    =========

AVERAGE NUMBER OF COMMON SHARES AND
    DILUTIVE COMMON SHARE EQUIVALENTS

Primary shares:
    Average number of common shares outstanding                 116,165      105,902      115,468      105,350
    Incremental shares for options and warrants                   3,147        2,480        3,374        2,873
    Conversion of pooled company's Convertible
        Preferred Stock                                               -        8,050            -        8,050
                                                              ---------    ---------    ---------    ---------
                                                                119,312      116,432      118,842      116,273
                                                              =========    =========    =========    =========
Fully diluted shares:
    Average number of common shares outstanding                 116,165      105,902      115,468      105,350
    Incremental shares for options and warrants                   4,241        2,539        4,824        2,868
    Conversion of pooled company's Convertible
        Preferred Stock                                               -        8,050            -        8,050
    Conversion equivalent of 9.00% Convertible
        Subordinated Debentures                                     286          286          286          286
                                                              ---------    ---------    ---------    ---------
                                                                120,692      116,777      120,578      116,554
                                                              =========    =========    =========    =========
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